UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2019

FTS INTERNATIONAL, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-38382	30-0780081
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FTSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2019, at the 2019 Annual Meeting of Stockholders of FTS International, Inc. (the “Company”), the Company’s stockholders approved an amendment to the FTS International, Inc. 2018 Equity and Incentive Compensation Plan (the “2018 Plan”). The amendment to the 2018 Plan increased the number of shares authorized for issuance under the 2018 Plan by 3.6 million shares.

For additional information regarding the 2018 Plan, as amended, see “Proposal 2—Approval of an Amendment to the 2018 Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2019 (the “Proxy Statement”).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated 2018 Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2019, the Company held its 2019 Annual Meeting of Stockholders.  All matters submitted for approval by the Company’s stockholders, as described in the Company’s Proxy Statement, were approved.  The number of shares of common stock entitled to vote at the Company’s 2019 Annual Meeting of Stockholders was 109,794,386, representing the number of shares outstanding as of March 21, 2019, the record date for the annual meeting.

The results of each matter voted on were as follows:

1.                                      Election of directors. The following directors were elected for terms expiring at the 2022 annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Bryan Lemmerman	90,711,551	4,166,869	3,571,895
Boon Sim	89,014,997	5,863,423	3,571,895

2.                                      Approval of an amendment to the Company’s 2018 Equity and Incentive Compensation Plan. The amendment to the Company’s 2018 Equity and Incentive Compensation Plan was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
89,536,734	5,337,331	4,355	3,571,895

3.                                      Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,028,161	1,844,747	5,512	3,571,895

4.                                      Approval, on a non-binding, advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers. The frequency of every “one year” was approved.

Votes For Every Year	Votes For Every 2 Years	Votes For Every 3 Years	Abstentions	Broker Non-Votes
94,198,968	15,067	3,146	661,239	3,571,895

Consistent with the stockholder vote, the Company’s board of directors determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next stockholder vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

5.                                      Ratification of appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2019. The appointment was ratified.

Votes For	Votes Against	Abstentions
98,431,504	866	17,945

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	FTS International, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

	By:	/s/ Jennifer Keefe
Name: Jennifer Keefe
Title: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: May 22, 2019